EXHIBIT 1


                              Don A. Paradiso, P.A.
                     Suite 314 Washington Mutual Bank Tower
                          2401 East Atlantic Boulevard
                          Pompano Beach, Florida 33062
                    Phone (954) 782-5006 - Fax (954) 782-4010


July 23, 2002

Securities and Exchange Commission
450 Fifth Street N.W.
Washington D.C. 20549

Re:     The Jackson Rivers Company

To Whom It May Concern:

As counsel for the above Company and in connection with the filing on Form S-8 of the Registration Statement under Securities Act of 1933 for the sale of its securities, it is my opinion that the securities being registered thereunder will, when sold, be legally issued, fully paid and non-assessable.


The undersigned hereby consents to the filing of this opinion as an exhibit to said Registration Statement.

                                                     Very truly yours,


                                                     /S/ Don A. Paradiso
                                                     -------------------
                                                      Don A. Paradiso



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